UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2026

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

      On July 16, 2026, Harmony Biosciences Holdings, Inc. (the “Company”) issued a press release announcing its preliminary net product revenue for the second quarter of 2026. In addition, the Company reaffirmed its guidance related to 2026 net product revenue. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On July 16, 2026, the Company announced that Glenn Reicin, the Company’s Chief Financial Officer, will be stepping down as the Company’s Chief Financial Officer effective as of July 16, 2026 to pursue other career opportunities.

In connection with his departure from the Company, on July 16, 2026, the Company and Harmony Biosciences Management, Inc. entered into a Separation Agreement with Mr. Reicin (the “Separation Agreement”), pursuant to which Mr. Reicin will be entitled to receive the severance payments and benefits in accordance with his employment agreement and a pro-rated target bonus, in exchange for a release of claims in favor of the Company and its affiliates and continued compliance with the Separation Agreement and any restrictive covenants.

The foregoing description of the Separation Agreement is not complete and is subject to and qualified in its entirety by the terms of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Appointment of Interim Principal Financial Officer

On July 16, 2026, the Board of Directors of the Company appointed Stephen Mollichella, the Company’s Senior Vice President and Controller, as Interim Principal Financial Officer of the Company, effective as of July 16, 2026. Mr. Mollichella brings more than two decades of finance and accounting leadership experience across publicly traded biopharmaceutical and medical technology companies.  Since joining the Company in 2021, he has played a key role in leading the Company’s financial accounting and reporting functions, building the Company’s accounting team and key financial systems, overseeing key financial governance and control processes and supporting the Company’s business development activities.

Mr. Mollichella has no family relationships with any director or executive officer of the Company. There are no transactions involving Mr. Mollichella that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On July 16, 2026, the Company issued a press release announcing the officer changes discussed above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished in Item 2.02 and Item 7.01 of this Current Report of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the federal securities laws. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein including the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission (“SEC,”) on February 24, 2026, as well as other factors described from time to time in the Company’s filings with the SEC. Such forward-looking statements are made only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If it does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

10.1	Separation Agreement between Harmony Biosciences Management, Inc. and Glenn Reicin, dated July 16, 2026.

99.1	Press release issued by the Company, dated July 16, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: July 16, 2026	By:	/s/ Jeffrey M. Dayno, M.D.
Jeffrey M. Dayno, M.D.
President and Chief Executive Officer